Exhibit 10.27

AMENDMENT ONE TO LEASE

THIS AMENDMENT ONE TO LEASE (“Amendment”) is made as of November 1, 2010 (the “Effective Date”), by and between UNIVERSITY RESEARCH PARK, INCORPORATED, a Wisconsin non-stock corporation (hereinafter referred to as “Landlord”) and EXACT SCIENCES CORPORATION, a Delaware corporation (hereinafter referred to as “Tenant”).

RECITALS

A. On November 1, 2009, Landlord and Tenant entered into a Lease Agreement (the “Lease”) with respect to approximately 17,500 rentable square feet of space in a building located at 441 Charmany Drive, Madison, Wisconsin (the “Building”).

B. Landlord and Tenant now wish to amend the Lease as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the following amendments to the Lease are hereby agreed to, effective as of the Effective Date.

1. Section 1.1. of the Lease is hereby deleted in its entirety, and the following provision is inserted in its place:

“1.1.Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord on the terms and provisions and subject to the conditions hereinafter set forth in this Lease, the following described premises:

The second floor of the building (the “Building”) located at 441 Charmany Drive, Madison, Dane County, Wisconsin, consisting of approximately 17,500 rentable square feet of space, 7,072 rentable square feet of space located on the first floor of the Building (the “First Floor”), and all Common Area (defined below) situated upon the property (the “Landlord’s Property”) described in Exhibit A attached hereto (collectively, the “Leased Premises”).  The location of the Leased Premises is indicated on the map attached hereto as Exhibit B-1, and the floor plan attached hereto as Exhibit B-2.  The total rentable square footage of the Leased Premises shall be 24,572.”

2. Provided this Lease is in full force and effect, Tenant has performed all of the terms, covenants and provisions hereof on Tenant’s part to be performed, and that certain lease by and between Landlord and EMD Chemicals Inc. (“EMD”) with respect to all or any portion of the 10,428 rentable square feet of space located on the First Floor (the “Expansion Space”) remains in full force and effect, Tenant shall have the right to lease all or any of the Expansion Space.  In the event Tenant elects to lease all or any portion of the Expansion Space, Tenant shall so notify

Landlord in writing, and Landlord shall deliver to Tenant the applicable portion of the Expansion Space within sixty (60) days after delivery by Tenant of Tenant’s notice.  Furthermore, Landlord and Tenant shall execute a supplemental amendment setting forth the new description of the Leased Premises, the date of delivery of the applicable portion of the Expansion Space, the corresponding increase in base rent, and any other matters reasonably agreed upon by the parties.

3. The base rent table set forth as Section 2.1.(a) of the Lease is hereby deleted in its entirety and shall be of no further force or effect, and the following base rent table is inserted in its place:

	Base Rent per Square Foot	Annual Amount	Monthly Amount
11/01/10 ‑ 10/31/11	$15.38	$377,917.36	$31,493.11
11/01/11 ‑ 10/31/12	$15.76	$387,254.72	$32,271.23
11/01/12 ‑ 10/31/13	$16.15	$396,837.80	$33,069.82
11/01/13 ‑ 10/31/14	$16.56	$406,912.32	$33,909.36

5. This effectiveness and enforceability of this Amendment shall be contingent upon (i) the execution by Landlord and EMD of an amendment pursuant to which EMD agrees to surrender the portion of the Leased Premises comprised of 7,072 square feet of space on the First Floor which is currently leased to EMD; and (ii) the execution of that certain Indemnity Agreement attached hereto as Exhibit A by Landlord, Tenant and EMD.

6. All other terms and conditions of the Lease shall remain unchanged, and are hereby ratified and confirmed.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Except as otherwise defined herein, capitalized terms shall have the meanings set forth in the Lease.

7. Exhibit B-2 attached to the Lease is hereby deleted and the Exhibit B-2 attached hereto is inserted in its place.

The parties hereby cause this Amendment to be effective as of the Effective Date.

LANDLORD:		TENANT:
UNIVERSITY RESEARCH PARK, INCORPORATED		EXACT SCIENCES CORPORATION
By:	/s/ Mark D. Bugher	By:	/s/ Maneesh K. Arora
	Mark D. Bugher,	Name:	/s/ Maneesh K. Arora
	Assistant Secretary/Treasurer	Title:	SVP and CFO